UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2021

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PKG	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2021, Packaging Corporation of America (“PCA”) entered into a revolving credit agreement (the “New Revolving Credit Agreement”) with the lenders and agents named therein. The New Revolving Credit Agreement is attached hereto as Exhibit 10.1, which is incorporated by reference herein. The description below does not purport to be complete and is qualified in its entirety by reference to the full text of the New Revolving Credit Agreement. The New Credit Agreement replaces PCA’s old Credit Agreement, dated August 29, 2016 (the “Old Credit Agreement”), which was described in Item 1.01 to PCA’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2016. The term of the Old Credit Agreement would have expired on August 29, 2021.

The New Revolving Credit Agreement is a $350 million unsecured revolving credit facility, which has a five-year term and is available for borrowings for general corporate purposes. Except for approximately $23.5 million of letters of credit, no borrowings were outstanding under the Old Credit Agreement and no borrowings are outstanding under the New Revolving Credit Agreement. Borrowings under the New Revolving Credit Agreement are guaranteed by PCA’s material subsidiaries.

Loans under the New Revolving Credit Agreement bear interest at the LIBOR rate or the base rate plus the applicable margin described below. The agreement contains customary LIBOR successor rate provisions. The applicable margin is determined based upon the public ratings of PCA’s senior long-term unsecured debt or PCA’s gross leverage ratio and ranges from (a) in the case of LIBOR loans, 0.900% to 1.500% and (b) in the case of base rate loans, 0.000% to 0.500% for revolving loans.

The New Revolving Credit Agreement contains customary affirmative and negative covenants, including limitations on liens, mergers and consolidations, sales of assets and subsidiary indebtedness. The New Revolving Credit Agreement has two financial covenants, a maximum leverage ratio and a minimum interest coverage ratio, each calculated on a consolidated basis.

PCA may prepay loans under the New Revolving Credit Agreement at any time without premium or penalty.

Item 9.01. Financial Statements and Exhibits.

(D)    Exhibits

10.1	Credit Agreement, dated June 8, 2021 between Packaging Corporation of America and the lenders and agents named therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

By:	/s/ Kent A. Pflederer
Senior Vice President, General Counsel and Secretary

Date: June 11, 2021